Exhibit 22

List of Guarantor Subsidiaries

TWDC Enterprises 18 Corp (“Legacy Disney”) is a subsidiary of The Walt Disney Company (“TWDC”) and, as of September 2, 2022, a guarantor of TWDC’s registered debt securities. Legacy Disney is also an issuer of registered debt securities, which are guaranteed by TWDC. At September 2, 2022, the registered debt securities were as follows:

CUSIPs for TWDC Registered Debt Securities Guaranteed by Legacy Disney

254687FK7 / 254687FL5 / 254687FM3 / 254687FN1 / 254687FP6 / 254687FQ4 / 254687FR2 / 254687FS0 / 254687CM6 / 254687CP9 / 254687CR5 / 254687CT1 / 254687CV6 / 254687CX2 / 254687CZ7 / 254687DB9 / 254687DD5 / 254687DF0 / 254687DH6 / 254687DK9 / 254687DM5 / 254687DP8 / 254687DR4 / 254687DT0 / 254687DV5 / 254687DX1 / 254687DZ6 / 254687EB8 / 254687ED4 / 254687EF9 / 254687EH5 / 254687EK8 / 254687EM4 / 254687EP7 / 254687ER3 / 254687ET9 / 254687EV4 / 254687EX0 / 254687EZ5 / 254687FB7 / 254687FD3 / 254687FF8 / 254687FU5 / 254687FV3 / 254687FW1 / 254687FX9 / 254687FY7 / 254687FZ4 / 254687GA8

CUSIPs for Legacy Disney Registered Debt Securities Guaranteed by TWDC

25468PCW4 / 254687CD6 / 25468PDF0 / 25468PDK9 / 25468PDM5 / 25468PDV5 / 25468PBW5 / 25468PCP9 / 25468PCR5 / 25468PCX2 / 25468PDB9 / 25468PDN3 /